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AIM CONSERVATIVE ALLOCATION FUND                                   SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   12/31/2009
FILE NUMBER :        811-2699
SERIES NO.:          24

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
72DD.       1  Total income dividends for which record date passed during the period. (000's Omitted)
               Class A                                  $ 2,064
            2  Dividends for a second class of open-end company shares (000's Omitted)
               Class B                                  $   431
               Class C                                  $   652
               Class R                                  $   145
               Class S                                  $    41
               Class Y                                  $    35
               Institutional Class                      $     1

73A.           Payments per share outstanding during the entire current period: (form nnn.nnnn)
            1  Dividends from net investment income
               Class A                                   0.3060
            2  Dividends for a second class of open-end company shares (form nnn.nnnn)
               Class B                                   0.2389
               Class C                                   0.2389
               Class R                                   0.2836
               Class S                                   0.3088
               Class Y                                   0.3319
               Institutional Class                       0.3319

74U.        1  Number of shares outstanding (000's Omitted)
               Class A                                    6,952
            2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
               Class B                                    1,825
               Class C                                    2,796
               Class R                                      498
               Class S                                    1,398
               Class Y                                      105
               Institutional Class                            5

74V.        1  Net asset value per share (to nearest cent)
               Class A                                  $  9.26
            2  Net asset value per share of a second class of open-end company shares (to nearest cent)
               Class B                                  $  9.20
               Class C                                  $  9.19
               Class R                                  $  9.23
               Class S                                  $  9.26
               Class Y                                  $  9.25
               Institutional Class                      $  9.18
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